UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 26, 2019

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number) WD 40 CO (Commission Company Name)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 8.01.	Other Events

On July 26, 2019, WD-40 Company (the “Company”) concluded its assessment of final regulations released by the U.S. Treasury Department on June 14, 2019 (the “Regulations”) relating to the calculation of a mandatory “toll tax” on unremitted foreign earnings.

As described in Note 13, Income Taxes, to the Company’s financial statements included in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on July 9, 2019, the “Tax Cuts and Jobs Act” (the “Tax Act”) which was signed into law on December 22, 2017 provided for a “toll tax” on unremitted foreign earnings. The Regulations specifically address, and are inconsistent with, the Company’s position regarding the proper calculation of the “toll tax” as provided for by the Tax Act and as reported on the Company’s tax return for the fiscal year ended August 31, 2018.

Due to the uncertainty created by the Regulations with respect to application of the Tax Act provisions for calculation of the “toll tax,” the Company will record a reserve for an uncertain tax position in the fourth quarter of its fiscal year 2019 in the amount of $8.7 million, inclusive of accrued interest of approximately $0.4 million, associated with the tax liability that would be imposed if the Regulations are enforced. This liability reserve will increase the Company’s provision for income taxes and lower its net income for the year ending August 31, 2019 accordingly.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	News Release by WD-40 Company dated July 29, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: July 29, 2019	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer